SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report): October 13, 2004 (October 12, 2004)

Heritage Property Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31297 (Commission File No.)	04-3474810 (IRS Employer Identification No.)
131 Dartmouth Street Boston, Massachusetts (Address of principal executive offices)		02116 (Zip Code)
(617) 247-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On October 12, 2004, Heritage Property Investment Trust, Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Deutsche Bank Securities, Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (the "Initial Purchasers") with respect to the sale by the Company to the Initial Purchasers of $150 million principal amount of unsecured 4.5% notes due October 15, 2009 (the "Notes"). The Company expects to complete the sale of the Notes on or about October 15, 2004. The notes are being sold to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A and to non-US persons under SEC Regulation S. The Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

        On October 12, 2004, the Company issued a press release with respect to its offering of the Notes. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
99.1
Purchase Agreement, dated October 12, 2004, by and among Heritage Property Investment Trust, Inc., Heritage Property Investment Limited Partnership, Bradley Operating Limited Partnership, Deutsche Bank Securities, Inc., UBS Securities LLC and Wachovia Capital Markets, LLC
99.2	Heritage Property Investment Trust, Inc. Press Release dated October 12, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast Chairman, President and Chief Executive
/s/ DAVID G. GAW David G. Gaw Senior Vice President, Chief Financial Officer and Treasurer

        Dated: October 13, 2004